EXHIBIT 10.01

Seventh Amendment to Credit and Security Agreement

This Seventh Amendment to Credit and Security Agreement (herein, the “Amendment”) is entered into as of September 28, 2016 (the “Effective Date”), among Martin Marietta Funding LLC, a Delaware limited liability company (“Borrower”), Martin Marietta Materials, Inc., a North Carolina corporation, as initial Servicer (the “Servicer”), each commercial paper conduit and financial institution from time to time a party to the Credit and Security Agreement (as defined below) as lenders (the “Lenders”), and SunTrust Bank (“SunTrust”), a Georgia banking corporation, in its capacity as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

Preliminary Statements

Whereas, the Borrower, the Servicer, the Lenders and the Administrative Agent entered into a certain Credit and Security Agreement, dated as of April 19, 2013 (the Credit and Security Agreement, as the same has been amended prior to the date hereof, being referred to herein as the “Credit and Security Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit and Security Agreement;

Whereas, the Borrower and the Servicer have requested that the Administrative Agent and the Lenders (including the New Lender (as defined below)) agree to amend the Credit and Security Agreement and the Administrative Agent and the Lenders are willing to do so under the terms and conditions set forth in this Amendment;

Whereas, the Borrower has requested that the Administrative Agent and the Lenders consent to an increase in the Facility Limit to be effected by the addition of The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch (“BTMU”) as a Lender (the “New Lender”); and

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendment.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit and Security Agreement shall be amended as follows:

1.1.Section 3.1(k) of the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

(k)Investment Company, Etc.  The Borrower is not (i) an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), (ii) a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder, or (iii) subject to any regulatory scheme which restricts its ability to incur debt.  In determining that the Borrower is not a covered fund, the Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.

1.2.Subclause (iii) of clause (g) of Section 7.1 of the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

(iii)The average of the Dilution Ratios for the three months then most recently ended shall exceed 2.00%; or

1.3.The first paragraph of Section 8.6(b) of the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

(b)Replacement of Lenders.  If any Lender requests compensation under Section 1.7, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 8.5 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 8.6(a), or if any Lender is (x) a Defaulting Lender, (y) a Non‑Consenting Lender or (z) a Conduit Lender whose applicable Interest Rate is the CP Rate, which CP Rate at any time exceeds the Eurodollar Rate by 0.15%, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Article X), all of its interests, rights (other than its existing rights to payments pursuant to Section 8.3 or Section 8.5) and obligations under this Agreement and the related Transaction Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

1.4.The defined terms “Dilution Horizon Ratio”, “Eurodollar Rate”, “Facility Termination Date” and “Fee Letter” appearing in Exhibit I to the Credit and Security Agreement are hereby amended and restated in their respective entireties and as so amended and restated shall read as follows:

“Dilution Horizon Ratio” means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (a) the Credit Sales generated by the Seller or the Originators during the two most recent Calculation Periods (or such other number of Calculation Periods (or portions thereof) as may be reasonably determined by the Administrative Agent with the consent of, or at the direction of, the Required Lenders based on results following a Review), by (b) the Net Receivables Balance as of such Cut-Off Date.

“Eurodollar Rate” means, on any day during the applicable Interest Period, the rate per annum equal to (i) the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for U.S. dollar deposits for a period of one month as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of each Calculation Period (the “Rate Setting Date”) (or if not so reported, then as determined by the Administrative Agent from another recognized source for London interbank quotation), in each case, changing on the next occurring Rate Setting Date (the “One-Month LIBOR Rate”) divided by (ii) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to one-month periods.  Notwithstanding the foregoing, at no time shall the Eurodollar Rate be less than 0.00%.

“Facility Termination Date” means the earlier of (i) September 27, 2017, and (ii) the Amortization Date.

“Fee Letter” means that certain Second Amended and Restated Fee Letter dated as of September 28, 2016 by and among the Borrower, the Administrative Agent and the Lenders, as the same may be amended, restated or otherwise modified from time to time.

1.5.The defined term “Investment Company Act” is hereby added to Exhibit I to the Credit and Security Agreement in the appropriate alphabetical sequence and as so added shall read as follows:

“Investment Company Act” has the meaning set forth in Section 3.1(k) hereof.

1.6.Schedule A to the Credit and Security Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as set forth on Schedule A attached hereto.

Section 2.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.The Borrower, the Servicer, the Lenders (including the New Lender) and the Administrative Agent shall have executed and delivered this Amendment.

2.2.The Borrower shall have delivered, in form and substance satisfactory to the Administrative Agent, resolutions of the board of directors or other governing body of the Borrower authorizing the increase of the Facility Limit as set forth in this Amendment and all other documents evidencing necessary corporate action (including shareholder consents) and government approvals.

2.3.The Administrative Agent shall have received an executed copy of the Second Amended and Restated Fee Letter, dated as of the date hereof, by and among the Borrower, the Administrative Agent and the Lenders (including the New Lender), as the same may be amended, restated or otherwise modified from time to time (the “Second Amended and Restated Fee Letter”).

2.4.The Lenders (including the New Lender) shall have received all fees due and payable under the Second Amended and Restated Fee Letter.

2.5.The Borrower shall have delivered a Note payable to BTMU.

2.6.The Administrative Agent shall have received (i) an opinion of legal counsel for the Borrower reasonably acceptable to the Administrative Agent covering general corporate and enforceability matters and (ii) reliance letters from legal counsel of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, consenting to the New Lender’s reliance on the opinions issued in connection with the Credit and Security Agreement.

2.7.Such other documents and instruments incident to the execution and delivery of this Amendment, in a form reasonably satisfactory to the Administrative Agent and its counsel, as may be reasonably requested by the Administrative Agent.

Section 3.	Joinder of New Lender.

(a)The New Lender hereby confirms that it has received a copy of the Transaction Documents and the exhibits related thereto, together with copies of the documents which were required to be delivered under the Credit and Security Agreement as a condition to the making of the Advances and other extensions of credit thereunder.  The New Lender acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit and Security Agreement.  The New Lender further acknowledges and agrees that the Administrative Agent has not made any representations or warranties about the creditworthiness of the Borrower or any other party to the Credit and Security Agreement or any other Transaction Document or with respect to the legality, validity, sufficiency or enforceability of the Credit and Security Agreement or any other Transaction Document or the value of any security therefor.

(b)Except as otherwise provided in the Credit and Security Agreement, effective as of the date hereof, the New Lender (i) shall be deemed automatically to have become a party to the Credit and Security Agreement and have all the rights and obligations of a “Lender” under the Credit and Security Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit and Security Agreement as if it were an original signatory thereto.

(c)SunTrust, PNC Bank, National Association and Regions Bank (collectively, the “Continuing Lenders”) and the New Lender each agree to make such purchases and sales of interests in the Advances outstanding on the Effective Date between themselves so that each Continuing Lender and the New Lender is then holding its relevant Percentage of outstanding Advances based on their Commitments as in effect after giving effect hereto (such purchases and sales shall be arranged through the Administrative Agent and each Lender hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith), with all subsequent extensions of credit under this Agreement to be made in accordance with the respective Commitments of the Lenders from time to time party to this Agreement as provided herein.

Section 4.	Representations and Warranties.

In order to induce the Lenders (including the New Lender) to execute and deliver this Amendment, each of the Borrower and the Servicer hereby represent to the Lenders (including the New Lender) that as of the date hereof (a) the representations and warranties set forth in Article III of the Credit and Security Agreement are and shall be and remain true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall remain true and correct in all material respects as of such earlier date) and (b) each of the Borrower and the Servicer is in material compliance with the terms and conditions of the Credit and Security Agreement and no event has occurred and is continuing that would constitute an Amortization Event or a Potential Amortization Event under the Credit and Security Agreement or shall result after giving effect to this Amendment.

Section 5.	Miscellaneous.

5.1.The Borrower hereby acknowledges and agrees that the Liens created and provided for by the Transaction Documents continue to secure, among other things, the Aggregate Unpaids and the performance of all of the Borrower’s obligations under the Transaction Documents and the Credit and Security Agreement as amended hereby; and the Transaction Documents and the rights and remedies of the Lenders (including the New Lender) thereunder, the obligations of each of the Borrower and Servicer thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Transaction Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

5.2.Except as specifically amended herein, the Credit and Security Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit and Security Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit and Security Agreement, any reference in any of such items to the Credit and Security Agreement being sufficient to refer to the Credit and Security Agreement as amended hereby.

5.3.Each Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

5.4.This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.

[Signature Page to Follow]

This Seventh Amendment to Credit and Security Agreement is entered into as of the date and year first above written.

Martin Marietta Funding LLC, as Borrower

By: _______/s/ Roselyn Bar
Name: _______Roselyn Bar
Title: ___ VP and Secretary

Martin Marietta Materials, Inc., as the Servicer

By: _______/s/ C. Howard Nye
Name: _______ C. Howard Nye
Title: ___ Chairman, President & CEO

Accepted and agreed to.

SunTrust Bank,

individually as a Lender and as Administrative Agent
By: _______/s/ Emily Shields
Name: _______Emily Shields
Title: ___ First Vice President

PNC Bank, National Association,

as a Lender

By: _______/s/ Eric Bruno
Name: _______Eric Bruno
Title: ___ Senior Vice President

Address:

PNC Bank, National Association

225 Fifth Avenue

4th Floor

Pittsburgh, PA 15222

Attention: Jessica Kennedy

Telephone: (412) 467-1539

Fax: (412) 705-1225

Email: Jessica_Kennedy@pnc.com

With a copy to:

PNC Bank, National Association

1600 Market Street

21st Floor

Philadelphia, PA 19103

Attention: Christopher Blaney

Telephone: (215) 585-7406

Fax: (215) 585-7374

Email: christopher.blaney@pnc.com

2

Regions Bank, as a Lender

By: _______/s/ Mark A. Kassis
Name: _______ Mark A. Kassis
Title: ___ Senior Vice President

Address:

Regions Bank

1180 West Peachtree Street NW

Suite 1000

Atlanta, GA 30309

Attention: Mark Kassis, Senior Vice President

Telephone: (404) 221-4366

Fax: (404) 221-4361

Email: Mark.kassis@regions.com

With a copy to

Regions Bank

1180 West Peachtree Street NW

Suite 1000

Atlanta, GA 30309

Attention: Linda Harris, Senior Vice President

Telephone: (404) 221-4354

Fax: (404) 221-4361

Email: Linda.Harris@regions.com

3

The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as a Lender

By: _______/s/ Richard Gregory Hurst
Name: _______ Richard Gregory Hurst
Title: ___ Managing Director

Address:

THE BANK OF TOKYO-MITSUBISHI
UFJ, LTD., NEW YORK BRANCH

1221 Avenue of the Americas, 7th Floor

New York, New York 10020-1001

Attention:Securitization Group

Telephone No.:  (212) 782-6957

Telecopier No.:  (212) 782-6448

Email:securitization_reporting@us.mufg.jp

rhurst@us.mufg.jp

Schedule A

Commitments

Lender	Commitment
SunTrust Bank	$100,000,000.00
PNC Bank, National Association	$75,000,000.00
Regions Bank	$75,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch	$50,000,000.00
Aggregate Commitment	$300,000,000.00